Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-40486) of America West Holdings Corporation of our report dated October 12, 2001 relating to the financial statements of the America West Holdings Corporation Future Care 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Phoenix, Arizona

November 12, 2001

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